UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2013

MORGAN STANLEY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11758		36-3145972
(Commission File Number)		(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Matters.

On June 21, 2013, Morgan Stanley announced that it has received all regulatory approvals required to acquire the remaining 35% interest (the “Remaining Interest”) in Morgan Stanley Smith Barney Holdings LLC (“MSSBH”) from Citigroup Inc. (“Citigroup”) and/or its affiliates.  Morgan Stanley intends to deliver notice to Citigroup exercising its right (the “Remaining Call Right”) under the Amended and Restated Limited Liability Company Agreement of MSSBH, dated as of May 31, 2009, as amended, to purchase the Remaining Interest from Citigroup and/or its affiliates.  The closing is expected to take place on or about June 28, 2013.  The purchase price for the Remaining Interest will be $4.725 billion, payable in cash.  Additionally, MSSBH will redeem all of the Class A Preferred Interests in MSSBH owned by Citigroup and its affiliates for a purchase price equal to their liquidation preference plus accrued and unpaid distributions, or approximately $2.028 billion in aggregate, simultaneously with Morgan Stanley’s purchase of the Remaining Interest.

Morgan Stanley will record a negative adjustment to capital (i.e., shareholders’ equity) of  approximately $200 million  (net of tax) to reflect the difference between the purchase price for the 35% redeemable non-controlling interest in MSSBH ($4.725 billion) and its carrying value.  This adjustment will negatively impact the calculation of basic and fully diluted earnings per share for the three and six month periods ended June 30, 2013.

A copy of the press release issued by Morgan Stanley on June  21, 2013 is filed as Exhibit 99.1 hereto.

Forward-Looking Statements

The information above contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections, expectations or beliefs.  These forward-looking statements are subject to numerous risks and uncertainties, and there are important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Morgan Stanley.  There can be no assurance as to the timing or outcome of the purchase of the Remaining Interest.

Item 9.01.     Financial Statement and Exhibits.

(d)   Exhibits

99.1                  Press Release of Morgan Stanley dated June 21, 2013.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      June 21, 2013                                                                       MORGAN STANLEY

By:	/s/ Martin M. Cohen
	Name:	Martin M. Cohen
	Title:	Corporate Secretary